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                                                                    Exhibit 99.1


FOR IMMEDIATE DISTRIBUTION

CONTACT: Corporate Communications
         404-715-2554

                  DELTA AIR LINES ANNOUNCES NEW LEADERSHIP TEAM

ATLANTA, May 19, 2004 -- Delta Air Lines (NYSE: DAL) today announced the formation of a new leadership team of seasoned airline industry and Delta veterans who understand Delta's unique culture and heritage and the demanding challenges ahead.

         "As a team, our goal is to transform Delta into a pre-eminent company that regains sustained profitability by focusing our talents and energy on our people and customers," said Delta's Chief Executive Officer Gerald Grinstein. "To get there, our team must be characterized by determination, agility, and a willingness to run the company in non-traditional ways while respecting the Delta culture."

     The new leadership team, which reports directly to Grinstein, includes:

         - VICKI ESCARRA, 51, Executive Vice President and Chief Customer Service Officer, who will be responsible for Airport Customer Service, Reservation Sales, In-Flight Service, Air Logistics, and Customer Care. Escarra formerly was Executive Vice President and Chief Marketing Officer.

         - MIKE PALUMBO, 57, Executive Vice President and Chief Financial Officer, who will be responsible for Financial Planning Services, Financial Control, Treasury, Investor Relations, Tax, Risk, Supply Chain, Corporate Real Estate, Profit Improvement Initiatives, Fleet Acquisition, and Delta Technology. Palumbo joined Delta earlier this month.

         - JOE KOLSHAK, 47, Senior Vice President and Chief of Operations, who will be responsible for Flight Operations, Technical Operations, Operations Control Center, Safety, Security, and Delta Connection, Inc. Kolshak previously was Senior Vice President - Flight Operations.

         - LEE MACENCZAK, 42, Senior Vice President and Chief Human Resources Officer, who will be responsible for Human Resources, Global Diversity & Community Affairs, Labor Relations, and Delta Global Services. Macenczak previously was Senior Vice President - Sales & Distribution.

         - PAUL MATSEN, 44, Senior Vice President and Chief Marketing Officer, who will be responsible for Consumer Marketing, Sales and Distribution, Pricing and Revenue Management, International & Alliances, and Song. Matsen previously was Senior Vice President - International & Alliances.

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         -        GREG RIGGS, 56, Senior Vice President, General Counsel, and
                  Chief Corporate Affairs Officer, who will be responsible for Legal, Corporate Communications, and Government and Public Affairs. Riggs previously was Senior Vice President - General Counsel.

                     In a related move, Dan Lewis, 46, Managing Director,
                  Corporate Communications, will become head of Corporate Communications, replacing Tom Slocum who retires June 1.

         - JIM WHITEHURST, 36, Senior Vice President and Chief Network and Planning Officer, who will be responsible for Network Planning, Scheduling, Fleet Planning, Strategic & Corporate Planning, and Business Development. Whitehurst previously was Senior Vice President - Finance.

         Five of the seven members are Delta veterans with approximately five to 30 years of service. All are well-grounded in the airline industry and have worked in various frontline and management positions.

         "Each member of this team has made the decision to be part of the demanding work ahead as we make Delta a better airline than before," said Grinstein. "With their guidance and the entire company's support, we can make it through the difficult times ahead and lay a strong foundation that will sustain our company for decades to come."

         These appointments become effective June 1, 2004. Additional management announcements will be announced soon.

         Delta Air Lines celebrates its 75th anniversary in 2004. Delta is the world's second largest airline in terms of passengers carried and the leading U.S. carrier across the Atlantic, offering daily flights to 497 destinations in 86 countries on Delta, Song, Delta Shuttle, the Delta Connection carriers and its worldwide partners. Delta's marketing alliances allow customers to earn and redeem frequent flier miles on more than 14,000 flights offered by SkyTeam, Northwest Airlines, Continental Airlines and other partners. Delta is a founding member of SkyTeam, a global airline alliance that provides customers with extensive worldwide destinations, flights and services. For more information, please visit delta.com.

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